Exhibit 4.14

Hangzhou Juangua Network Co., Ltd

Customized Agreement for Project Office Building, Block XH0205-22, Shuangqiao (Yungu) Unit

Party A (Seller) : Hangzhou Great Channel Information Technology Co., Ltd

Legal representative: Yu Wei

Address: *****************

Bank of Party A: *****************

Bank account number: *****************

Telephone: *****************

Party B (Buyer) : Hangzhou Juangua Network Co., Ltd

Legal representative: Chen Qi

Address: *****************

Bank of Party B: *****************

Bank account number: *****************

Telephone: *****************

This Agreement is made and concluded by and between Hangzhou Great Channel Information Technology Co., Ltd (hereinafter referred to as party A) and Hangzhou Juangua Network Co., Ltd (hereinafter referred to as party B) on August 8, 2020, in Xihu District, Hangzhou.

In view of the fact that:

1. Party A is the developer of Plot XH0205-22 of Shuangqiao (Yungu) Unit (hereinafter referred to as the “Project”) and is responsible for the sale of housing under this Agreement;

2. Party B has fully understood the planning and design of the surrounding environment, planning, location, structure and other conditions of the Property, as well as the policy conditions, transaction restrictions and other adverse factors of the Property;

3. Party B intends to subscribe for the target building in the project developed by Party A as the headquarters of Party B in the Yangtze River Delta region.

Through consultation on an equal footing, Party A and Party B agree as follows regarding the subscription and ordering of the target building:

I. Basis of project construction

1. Party A obtained the land use right of the land parcel located in the northwest of the intersection of Zhenhua West Road and Jingda Road with XH0205-22, Shuangqiao (Yungu) Unit by transfer. The number of Assignment Contract of the Use Right of the Land is ***********.

2. The area of the parcel is 30326 m2, its planned use is for industrial land and innovative industry, the land use duration is from September 16,2019 to September 16,2069.

3. Upon examination and approval, Party A built an office building on the above land and the building’s present name is *****************. The No. of Permit License for construction planning is *****************, and the Construction Permit License No. is *****************.

II. The Property and Price:

1. the target building purchased by Party B from Party A refer to as below:

Block number	Construction Area (m2)	Unit Price of Construction Area (¥/m2)	Total consideration (ten thousand yuan)	note
NO.1 Building	19000	11000	20900	To buy the whole building

2. Mortgage of the target building: None.

3. Description of the transaction consideration the target building: the total planned construction area of the target building is 19000 square meters, and the public shared construction area shall be subject to the registration of the real estate certificate; The total consideration of the building is RMB209 million, with value added tax included, and the unit price of the Construction area is 11,000 yuan/m2.

4. Party B shall made the payment as below:

1) 50% of the total consideration of the customized property whose amount is RMB104.5 million shall be paid within ten working days after the agreement signed.

2) Another payment of RMB41.8 million should be paid within ten working days after the target property has finished its main body construction.

3) Another payment of RMB52.25 million should be paid within ten working days after the construction of the target property has reached ±0.0.

4) The remaining payment shall be paid within ten working days after the property certificate has been issued.

III. Transaction tax agreement

Party A and Party B shall bear the taxes, transfer fees and handling charges incurred in the whole process respectively in accordance with the national laws and regulations.

IV. Matters concerning about the contract signing

•	Upon completion and acceptance of the project, both parties shall sign the sales contract for the transfer of ownership before delivery.

•

Party B may establish a new entity or appoint a third party to sign this agreement and being the transferee of the target property with the coordinate from Party A, if Party B doesn’t meet the policy requirement.

V. Delivery plan of the property:

1. Commencement Date: September 27, 2019;

2. Completion date: before September 27, 2022;

3. Delivery date: before May 1, 2023;

4. Party B fully understands the property rights division restrictions, investment requirements and capacity requirements of the project, and both parties agree to jointly facilitate the success of target property transfer.

VI. Appointments on appearance, structure and component of the target property:

The delivery standards should meet the requirements in accordance with “ Cooperation Development Agreement Of Innovative Industrial Land Project In Hangzhou Shuangqiao (Yungu) unit xh0205-22 Plot “ , and other unagreed matters shall be subject to the signed “Property Sales Contract”.

VII. Liability for contract breach

1. If Party B fails to make the payment as agreed herein without justified reasons, it shall pay Party A a penalty equal to 0.5% of the unpaid amount for each day delayed.

2. If Party A fails to deliver the property as agreed herein without justified reasons, it shall pay Party B a penalty equal to 0.5% of the amount paid by Party B for each day delayed.

3. The breaching party shall also bear all the non-breaching party’s expenses for realizing the obligatory right, including but not limited to counsel fee, legal fare, preservation fee, notary expense, transportation expense and accommodation expense.

VIII. Termination of the Contract

1. If Party B fails to make timely payment as agreed herein for more than 180 days without justifiable reasons, Party B shall bear the liability for breach of contract for such overdue payment, and Party A shall have the right to terminate this Agreement with the rights to sell the target property to the third party and require Party B to bear the liquidated damages of RMB 20million. Party A shall refund the remaining amount after deducting the liquidated damages to Party B within 10 days upon the termination of this Agreement.

2. If Party A fails to deliver the property according to the time limit agreed herein for more than 180 days without justifiable reasons, Party A shall bear the liability for breach of contract. Party B shall have the right to terminate this Agreement and require Party A to bear the liquidated damages of RMB 20million. If Party B terminates this Agreement, Party A shall return all the payment already made and pay full liquidated damages to Party B within 10 days upon receipt of the termination notice from Party B.

IX. Notification and contact:

1. Notify each party of this agreement at any time when a notice including but not limited to all written documents, the relevant legal documents ,which are required being delivered in the form of EMS express or email, should be sent to the following addresses as below:

2. Party A’s address is: Room 1005, Tianyi Building, No. 829 Gudun Road, Sandun Town, Xihu District, Hangzhou

Contact person: *****************

E-mail: *****************

3. Party B’s address is: Room 1201, NO.1 Building, Zheshang Wealth Center, Xihu District, Hangzhou

Contact person: *****************

E-mail: *****************

TEL: *****************

4. If EMS is adopted, the third day from the date of delivery shall be regarded as the date of delivery and receipt, regardless of signature, rejection or return; If it is in the form of mail, the date of successful receipt shall be deemed as the date of delivery and receipt. If any of the contact information is changed, the change shall be valid from the next day after the other party receives the written notice. Otherwise, the sender shall bear all consequences and responsibilities for the failure or delay of document delivery. Thereafter, the notice, document or application stipulated in this article shall be served according to the changed contact information.

X. Supplementary Agreement and Dispute Resolution

For matters not covered herein, Party A and Party B may enter into a supplementary agreement upon mutual agreement through negotiation. The supplementary agreement and each attachment to this contract shall form an integral part hereof and have the same legal effect as this Contract.

XI. Protocol validation

This Agreement is made in quadruplicate, with two held by each party. This Agreement shall come into force upon being signed and sealed by both parties.

(No text below)

Party A (seal) :

(Seal: /s/ Hangzhou Great Channel Information Technology Co., Ltd)

Party B (seal):

(Seal: /s/ Hangzhou Juangua Network Co., Ltd)